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                                                                       EXHIBIT 4


                        PHILADELPHIA INSURANCE COMPANIES

                          DIRECTORS STOCK PURCHASE PLAN

                1. Purpose and Date of Adoption.

                      (a) The purpose of the Philadelphia Insurance Companies Directors Stock Purchase Plan (the "Plan") is to assist the Philadelphia Consolidated Holding Corp., a Pennsylvania corporation (the "Company") in retaining and/or recruiting new non-employee members of the Board (as hereinafter defined) by offering them a greater stake in the Company's success and a closer identity with it. This is to be accomplished by providing the non-employee members of the Company's Board of Directors a continuing opportunity to purchase Shares (as hereinafter defined) from the Company through monthly offerings.

                      (b) The Plan is adopted by the Company effective May 8, 1997, subject to the approval of the Plan by the Company's shareholders.

                2. Definitions. For purposes of the Plan:

                      "Agent" means a person appointed by the Committee to perform such duties as are entrusted to such Agent under the authority of
Section 3(d) of the Plan.

                      "Board" means the Board of Directors of the Company.

                      "Code" means the Internal Revenue Code of 1986, as amended.

                      "Committee" means the committee described in Section 3.

                      "Company" means Philadelphia Consolidated Holding Corp., a Pennsylvania corporation.

                      "Fair Market Value" on any date means the closing price for Shares as reported on the NASDAQ National Market, or as reported on such other stock exchange, wherever the Shares may be listed, on such date as reported in the Wall Street Journal, or if there is no closing price reported, then Fair Market Value of a Share shall mean the average between the closing bid and asked prices for Shares on such date as reported. If there are no sales reports or bid or asked quotations, as the case may be, for a given date, the closest preceding date on which there were sales reports or bid or asked quotations shall be used. If the Committee determines, in its discretion, that such valuation does not accurately reflect the value of the Shares or if Shares are not publicly traded, the Fair Market Value of a Share shall be determined by the Committee.

                      "NASDAQ" means the National Association of Security Dealers, Inc. Automated Quotations System.
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                      "Offering Period" means each calendar month commencing
with the first Offering Period and terminating with the last full month prior to the termination of the Plan. The first Offering Period shall commence on June 1, 1997.

                      "Participant" means any non-employee member of the Board who makes an election to participate in the Plan in accordance with Section 5.

                      "Plan" means the Philadelphia Insurance Companies Directors Stock Purchase Plan as set forth in this document, and as may be amended from time to time.

                      "Plan Year" means the calendar year, except that the first Plan Year shall be the short period commencing on June 1, 1997 and ending December 31, 1997.

                      "Purchase Date" means the last business day of each Offering Period.

                      "Purchase Price" means the lesser of 85% of the Fair Market Value of a Share on (i) the first business day of the Offering Period or
(ii) the Purchase Date.

                      "Share" or "Shares" means a share or shares of Common Stock, no par value, of the Company.

                      "Subscription Agreement" means the agreement, in a form established by the Committee, between the Participant and the Company pursuant to which the Participant agrees to purchase Shares pursuant to the Plan.

                3. Administration of the Plan. The Plan shall be administered by the Company's compensation committee, or by such other committee as may be designated by the Board, or by the Board itself, as determined from time to time at the discretion of the Board. The compensation committee of the Company or any other committee designated to administer the Plan by the Board, or the Board in its capacity as administrator of the Plan are all referred to herein as the "Committee." Subject to the express provisions of the Plan, the Committee shall have full discretionary authority to interpret the Plan, to issue rules for administering the Plan, to change, alter, amend or rescind such rules, and to make all other determinations necessary or appropriate for the administration of the Plan. All determinations, interpretations and constructions made by the Committee with respect to the Plan shall be final and conclusive.

                      (a) Meetings. The Committee shall hold meetings at such times and places as it may determine, shall keep minutes of its meetings, and shall adopt, amend and revoke such rules or procedures as it may deem proper; provided, however, that it may take action only upon the agreement of a majority of the whole Committee. Any action which the Committee shall take through a written instrument signed by a majority of its members shall be as effective as though it had been taken at a meeting duly called and held. The Committee shall report all actions taken by it to the Board.


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                      (b) Exculpation. No member of the Committee shall be
personally liable for monetary damages as such for any action taken or any failure to take any action in connection with the administration of the Plan unless (i) the member of the Committee has breached or failed to perform the duties of his office under Subchapter B of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended, and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the provisions of this Section 3(b) shall not apply to the responsibility or liability of a member of the Committee pursuant to any criminal statute or to the liability of a member of the Committee for the payment of taxes pursuant to local, state or federal law.

                      (c) Indemnification. Service on the Committee shall constitute, for purposes of rights to indemnification from the Company, service as a member of the Board. Each member of the Committee shall be entitled, without further act on his part, to indemnity from the Company and limitation of liability to the fullest extent provided by applicable law and by the Company's Articles of Incorporation and/or bylaws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan in which he or she may be involved by reason of his or her being or having been a member of the Committee, whether or not he or she continues to be such member of the Committee at the time of the action, suit or proceeding.

                      (d) Agent. The Committee may engage an Agent to purchase Shares on each Purchase Date and to perform custodial and recordkeeping functions for the Plan, such as holding record title to the Participants' Share certificates and providing periodic status reports to such Participants.

                      (e) Delegation. The Committee shall have full discretionary authority to delegate ministerial functions to management of the Company.

                4. Eligibility. Each non-employee member of the Board shall be eligible to participate in the Plan as of the first day of any Offering Period by filing a Subscription Agreement in accordance with the provisions of the Plan.

                5. Election to Participate.

                      (a) Initial Subscription Agreements. Each non-employee member of the Board desiring to become a Participant must file with the Committee a Subscription Agreement specifying the portion of his fees to be used for the purchase of Shares during each Offering Period commencing with the first Offering Period commencing after the receipt by the Committee of the Participant's Subscription Agreement.

                      (b) Subsequent Subscription Agreements. A Participant shall continue to participate in the Plan for each subsequent Offering Period following the first Offering Period after receipt of a Subscription Agreement for such Participant, unless the Participant files a written notice with the Committee of his or her intent to terminate his or her participation in the


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Plan. A Participant may change the terms of his or her participation in the Plan by filing with the Committee a new Subscription Agreement specifying the terms of his or her participation for subsequent Offering Periods.

                6. Conditions and Terms of Purchases of Shares.

                      (a) Each non-employee member of the Board shall be eligible to elect to participate in the Plan by filing a Subscription Agreement with the Committee and shall commence his or her participation in the Plan as of the first day of the next Offering Period. The Participant shall indicate the portion (which can be specified as a dollar amount or a percentage, which can be up to 100%) of his or her fees otherwise payable in cash to him or her in his capacity as a member of the Board during the Offering Period that is to be used to acquire Shares under the terms of the Plan.

                      (b) Each Participant shall be granted on the Purchase Date that number of Shares which could be purchased at the applicable Purchase Price as determined on the Purchase Date with the fees that the Participant has elected to be used to acquire such Shares for the Offering Period; provided, however, that no fractional shares shall be granted and the portion of the fees which would have purchased a fractional share shall be paid in cash to the Participant as soon as practicable following the Purchase Date.

                      (c) The Subscription Agreement filed by a Participant shall remain in effect for each subsequent Offering Period, unless such Subscription Agreement is either amended by means of filing a new Subscription Agreement or revoked in writing by the Participant. Any amendment to or revocation of a Subscription Agreement must be filed with the Committee prior to the first day of the Offering Period for which such amendment or revocation is to be effective.

                      (d) The Shares granted to a Participant shall be, for all purposes, treated as Shares owned by the Participant as of the relevant Purchase Date (notwithstanding any delay in the issuance of a certificate for such Shares until the end of the calendar year) and such Participant shall have all rights to vote such Shares and to receive any dividends paid with respect to such Shares. In the event of any non-cash dividend (such as a share dividend, or the like) any such non-cash dividends shall be distributed to the Participant at the same time as the certificate for the Shares is distributed.

                7. Adjustment of Shares on Application of Aggregate Limits. If the total number of Shares that would be purchased pursuant to properly filed Subscription Agreements for a particular Offering Period exceeds the number of Shares then available for purchase under the Plan, then the number of available Shares shall be allocated among the Participants filing Subscription Agreements for such Offering Period pro-rata on the basis of the amount of fees each Participant has specified for the acquisition of Shares under the Plan in each such Subscription Agreement. To the extent that the full amount of the fees which have been elected to be used for the acquisition of Shares under the Plan for a particular Offering Period cannot be


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so used by virtue of the number of Shares then available for purchase under the
Plan, such fees shall be paid in cash to each Participant as soon as practicable after the Purchase Date.

                8. Shares Subject to Plan. The aggregate maximum number of Shares that may be issued pursuant to the Plan is twenty-five thousand (25,000), subject to adjustment as provided in Section 16 of the Plan. The Shares delivered pursuant to the Plan may, at the option of the Company, be Shares purchased specifically for purposes of the Plan, shares otherwise held in treasury or Shares originally issued by the Company for such purpose.

                9. Distribution of Certificates. Each Participant shall receive a certificate or certificates for those Shares acquired pursuant to the Plan as soon as practicable after the end of each calendar year; provided, however, that a certificate for any Shares held for any Participant whose service as a member of the Board terminates for any reason shall be distributed to such Participant as soon as practicable following his or her termination of service.

                10. Registration of Certificates. Each certificate distributed to a Participant may be registered only in the name of the Participant, or, if the Participant so indicated on the Participant's Subscription Agreement, in the Participant's name jointly with a member of the Participant's family, with right of survivorship. A Participant who is a resident of a jurisdiction which does not recognize such a joint tenancy may have certificates registered in the Participant's name as tenant in common or as community property with a member of the Participant's family without right of survivorship.

                11. Voting. The Agent shall vote all Shares held for the benefit of a Participant in accordance with the Participant's instructions.

                12. Termination of Service as a member of the Board. In the event of a Participant ceases to serve as a member of the Board during an Offering Period, such Participant's Subscription Agreement for such Offering Period shall be deemed to have been revoked as of the beginning of such Offering Period and such Participant's fees, if any, payable with respect to his or her service during such Offering Period shall be paid in cash to the Participant or to such Participant's estate if his or her termination of Service occurred on account of his or her death.

                13. Rights Not Transferable. Rights under the Plan are not transferable by a Participant and are exercisable during the Participant's lifetime only by the Participant.

                14. No Right to Continued Service. Neither the Plan nor any right granted under the Plan shall confer upon any Participant any right to continuance of service as a member of the Board of Directors of the Company, or interfere in any way with the right of the Company to terminate the employment of such Participant.

                15. Application of Funds. All funds received or held by the Company under this Plan may be used for any corporate purpose.


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                16. Adjustments in Case of Changes Affecting Shares. In the
event of a subdivision or split of outstanding Shares, or the payment of a stock dividend, the Share limit set forth in Section 9 shall be adjusted proportionately, and such other adjustments shall be made as may be deemed equitable by the Committee.

                17. Amendment of the Plan. The Board may at any time, or from time to time, amend the Plan in such manner as it may deem advisable. Nevertheless, the Board may not (i) increase the maximum number of shares that may be issued pursuant to the Plan (ii) materially increase the benefits accruing to Participants under the Plan, or (iii) modify the requirements as to eligibility for participation in the Plan without obtaining approval, within twelve months before or after such action, of the shareholders if any applicable provisions of the corporate charter, bylaws, applicable State or other law or any applicable rules of any security exchange on which the Company's shares are then listed require such shareholder approval for such amendment, in which case such approval shall be in accordance with the method and degree of shareholder approval required under such corporate charter, bylaws, applicable State or other law or applicable rules of any security exchange on which the Company's shares are then listed.

                18. Termination of the Plan. The Plan and all rights of Participants under any offering hereunder shall terminate at such time as the Board, at its discretion, determines to terminate the Plan. Upon termination of this Plan, any Shares held for Participants shall continue to be held for the Participant's benefit in connection with a successor plan, if any, or, if there is no successor plan, certificates for such Shares shall be forwarded to the Participant as soon as practicable.

                19. Governmental Regulations.

                      (a) Anything contained in this Plan to the contrary notwithstanding, the Company shall not be obligated to sell or deliver any Shares or certificates for Shares under this Plan unless and until the Company is satisfied that such sale or delivery complies with (i) all applicable requirements of the governing body of the principal market in which such Shares are traded, (ii) all applicable provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder and (iii) all other laws or regulations by which the Company is bound or to which the Company is subject. If required as a condition to the sale and/or delivery of Shares or certificates for Shares under the Plan, a Participant shall represent and warrant to the Company that his purchase and receipt of such Shares or certificates for Shares shall be for investment and not with a view to distribution, provided that such representation and warranty shall be inoperative if, in the opinion of counsel to the Company, such sale of Shares or certificates for Shares constitutes a sale or distribution pursuant to an applicable effective registration statement under the Securities Act of 1933 or is exempt from registration under such Act.


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                      (b) The Company may make such provisions as it may deem
appropriate for the withholding of any taxes or payment of any taxes which it determines it may be required to withhold or pay in connection with any Shares. The obligation of the Company to deliver certificates under this Plan is conditioned upon the satisfaction of the provisions set forth in the preceding sentence.

                20. Section 16 Restrictions. Notwithstanding any other provision of the Plan, each Participant and each grant under the Plan shall be subject to such restrictions as are required so that transactions under the Plan by such Participant shall be exempt from Section 16(b) of the Exchange Act.

                21. Repurchase of Shares. The Company shall not be required to repurchase from any Participant any Shares which such Participant acquires under the Plan.


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